Exhibit 99.1

First Communications, Inc. and Renaissance Acquisition Corp. Jointly Announce Filing of
Form S-4 Registration Statement in Connection with Their Proposed Merger

AKRON, OH, October 21, 2008 -- First Communications, Inc. (AIM: FCOM) (“First Communications”), a leading Midwest competitive local exchange carrier and owner of wireless telecommunications towers, and Renaissance Acquisition Corp. (AMEX: RAK) (“Renaissance”) today jointly announced that Renaissance has filed with the Securities and Exchange Commission a preliminary registration statement on Form S-4, which includes a proxy statement/prospectus, in connection with the proposed merger between First Communications and Renaissance previously announced on September 15, 2008. The registration statement has not yet become effective and the information contained in the filing is subject to change. After the registration statement has been declared effective, a definitive proxy statement/prospectus will be mailed to the shareholders of Renaissance.

The transaction is expected to close by January 2009.

For additional information on the merger, please see today’s filing, which can be obtained without charge at the Securities and Exchange Commission's Web site at www.sec.gov.  Stockholders may also obtain a free copy of the proxy statement/prospectus and Renaissance’s filings with the Securities and Exchange Commission incorporated by reference in the proxy statement/prospectus, such as annual, quarterly and special reports, and other information, directly from Renaissance by  directing a request to Renaissance Investor Relations at the phone numbers at the end of this press release.

Additional Information

Renaissance's directors and executive officers and other persons may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Renaissance's directors and officers can be found in its Form S-1 filed with the Securities and Exchange Commission on May 24, 2006 and amendments thereto.. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

SHAREHOLDERS OF RENAISSANCE ARE ENCOURAGED TO READ THE FORM S-4 FILING, WHICH CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSED MERGER AND THE COMPANIES’ BUSINESSES AND OPERATIONS.

About First Communications

First Communications is a leading competitive local exchange carrier in the Midwestern United States.  Founded in 1998, First Communications has built a highly scalable telecommunications platform, infrastructure and support system, which represents a combination of world-class technology, and cutting-edge product offerings. First Communications has over 214,000 customers, owns 3,500 miles of fiber and owns and manages 327 wireless towers leased to 391 tenants, with contractual rights and significant opportunity to increase the number of towers.  First Communications is led by a strong management team that has operated telecom companies throughout all cycles of the telecommunications market.

About Renaissance

Renaissance is a “blank check” company formed to acquire, through a merger, capital stock exchange, asset acquisition, reorganization or similar business combination, one or more businesses, which it believes has significant growth potential.  In 2007, Renaissance through its initial public offering raised, net of fees and expenses, approximately $107 million which included $2.1 million in a private placement of warrants.  Renaissance has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities.

For further information:

First Communications
Joe Morris	Tel: + 1 330 835 2472

Renaissance Acquisition Corp.
Mark Seigel	Tel: (954) 784-3031

Collins Stewart Europe Limited
Seema Paterson	Tel: + 44 (0) 20 7523 8321
Stewart Wallace	Tel: + 44 (0) 20 7523 8350

Financial Dynamics
Harriet Keen/Haya Chelhot/Hazel Stevenson	Tel: + 44 (0) 20 7831 3113
Hannah Sloane	Tel: + 1 212 850 5734